                                                                       EXHIBIT 5

                   Renewal, Extension and Revision Agreement

     This Renewal, Extension and Revision Agreement ("Revision Agreement") is made and entered into effective the 1st day of December, 2000 by and among Imagine Investments, Inc., a Delaware corporation ("Lender"), MB Software Corporation, a Colorado corporation ("Borrower").

     Whereas, Lender loaned Borrower $1,400,000.00 pursuant to the terms of that certain promissory note dated April 1, 1998, in the original principal amount of $1,400,000.00 bearing interest and being due and payable on or before October 1, 1998 (the "Note").

     Whereas, pursuant to the terms of the Notes the Borrower had the option, and on November 12, 1998, did repay the outstanding principal on the Note by issuing Lender, 140,000 Class A Senior Cumulative Convertible Participating Preferred Stock, par value $10.00 per share, of Borrower, however, Borrower did not pay cash equal to all accrued and outstanding interest due on the Note as required by the terms of the Note.

     Whereas, Borrower has requested that the Note be renewed, extended and revised in accordance with the terms hereby.

     Now Therefore, Borrower and Lender hereby agree that the Note is renewed, extended and revised as follows:

1.   Amendment
     ---------
     Maturity date amended to: On demand or if no prior demand then July 1, 2001.
     Repayment terms amended to: Borrower's next payment of accrued interest is due on April 1, 2001 and on July 1, 2001 at which time all outstanding principal, accrued interest, attorneys' fees and all other monies owed and remaining unpaid on the Note shall be due and payable in full.

2.   Reaffirmation
     -------------
     A.   Note. Borrower ratifies, reaffirms and confirms the Note and all of
          ----
          the terms and provisions of same to and for the benefit of Lender including Borrower's obligation and promise to pay principal, interest and all other obligations contracted for and due and owing or to be due and owing under the Note.

          Borrower acknowledges and consents to each and every one of the terms and provisions of the Note, as amended hereby and agrees that Borrower's rights and obligations under the Note are not released, impaired, diminished, reduced or adversely affected in any respects.

          Borrower agrees that the Note is in full force and effect and represents, warrants and acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the obligations or any other obligations of Borrower created or evidenced by the Note.







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     B.   Amounts Due. Borrower and Lender agree that the following
          -----------
          amounts are due and owing pursuant to the Note:
          1. Accrued interest and late charges as of December 1, 2001, $69,693.15.
          2.   Attorneys' fees and expenses as of December 12, 2000, $400.00.

     C.   Revision Only
          -------------
          This revision agreement is a revision only, and not a novation. It is not the intent of either Borrower or Lender that this Revision Agreement operate as a novation or release of the original debt. Except as amended hereby, all terms, covenants and conditions of the Note, the Agreement, and of any deed of trust, security agreement, or other document of lien or encumbrance, together with any prior amendments thereto, shall remain in full force and effect.

3.   Miscellaneous
     -------------

     A.   Notices.
          -------
          All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made when deposited in the mail, postage prepaid, certified mail, return receipt requested, and addressed to the respective parties as set forth below:

          Lender:                            Borrower:

          Stone Capital, Inc.                MB Software
          Attn: Gary Goltz, Esq.             Attn: Scott Haire
          8150 North Central Expressway      2225 E. Randol Mill Road
          Suite 1901                         Suite 305
          Dallas, Texas 75206                Arlington, Texas 76011

     B.   Binding Agreement; Assigns; Parties Bound
          -----------------------------------------
          This Revision Agreement has been duly executed and delivered by all parties and constitutes a legal, valid and binding obligation of the parties, their successors, and or assigns.

     C.   Amendment
          ---------
          This Revision Agreement may not be amended except in a written instrument specifically referring to this Revision Agreement and signed by the Parties hereto.

     D.   No Further Agreements
          ---------------------
          In accordance with Section 26.02(a)(2) of the Texas Business and Commerce Code, as amended, Borrower hereby acknowledges, with respect to the note this Revision Agreement and all other written agreements constituting the loan document (the "Loan Documents") that:
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          1.   THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE
               DETERMINED SOLELY FROM THE WRITTEN LOAN DOCUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN LENDER AND BORROWER ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

          2. THE LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF SUCH LOAN DOCUMENTS.

          3. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     E.   Applicable Law
          --------------
          This Revision Agreement shall be governed by and construed in accordance with the laws of the State of Texas and IS PERFORMABLE IN DALLAS COUNTY, TEXAS AND venue of any legal action filed shall be in Dallas County, Texas.

     F.   Counterparts
          ------------
          This Revision Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     G.   Authority
          ---------
          That each person executing this Revision Agreement on behalf of each party represents and warrants that they have full right and authority to enter into this Revision Agreement and each person signing on behalf of a corporation or company, is authorized to do so. If requested Borrower shall furnish to Lender upon execution of this Revision Agreement, a Certificate of authority certifying that the person signing on behalf of Borrower has authority to do so. The execution of this Revision Agreement constitutes a legal and binding obligation of the parties, their successors and permitted assigns.

     IN WITNESS WHEREOF, the undersigned have hereunto set their names by their respective representatives.

Lender:                                 Attest:
Imagine Investments, Inc.
A Delaware corporation


By:  /s/ GARY M. GOLTZ                    /s/ TAMMY ZAMORA
   ---------------------------------    ----------------------------------
     Its: Vice President


Borrower:
MB Software Corporation                 Attest:
a Colorado corporation


By:  /s/ SCOTT A. HAIRE                   /s/ LUCY J. SINGLETON
   ---------------------------------    ----------------------------------
     Its: President                          Secretary


STATE OF     Texas
          -----------
COUNTY OF   Tarrant
          -----------


     This instrument was acknowledged before me on this 3rd day of January 2001, by Scott A. Haire, President of MB Software Corporation, a Colorado corporation on behalf of said corporation.

                                          /s/ LUCY J. SINGLETON
                                        ----------------------------------
                                          Notary Public in and for the
                                          State of Texas
                                          Name printed: Lucy J. Singleton
My Commission Expires:

[NOTARY STAMP]


STATE OF     Texas
          -----------
COUNTY OF   Dallas
          -----------

     This instrument was acknowledged before me on this 10th day of January 2001, by Gary M. Goltz, Vice President of Imagine Investments, Inc., a Delaware corporation on behalf of said corporation.

                                          /s/ DIANE K. SADLER
                                        ----------------------------------
                                          Notary Public in and for the
                                          State of Texas
                                          Name printed: Diane K. Sadler
My Commission Expires:

[NOTARY STAMP]